UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2016

Affinia Group Intermediate Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-128166-10	34-2022081
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Wix Way

Gastonia, North Carolina 28054

(Address of principal executive offices, including zip code)

(704) 869-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 26, 2016, Affinia Group Holdings Inc. (“Holdings”), a Delaware corporation and parent company of Affinia Group Intermediate Holdings Inc. (the “Company”), entered into an amendment (the “First Amendment”) to the agreement and plan of merger, dated as of August 13, 2015 (the “Merger Agreement”), with MANN+HUMMEL Holding GmbH, a German limited liability company (“MANN+HUMMEL”), M+H SUB 2015 INC., a Delaware corporation and an indirect wholly-owned subsidiary of MANN+HUMMEL, and James S. McElya and Joseph A. Onorato, collectively, acting solely as representative to the stockholders of Holdings and the holders of restricted stock units and phantom shares referred to in the Merger Agreement.

The First Amendment extends the Outside Date, which is the date on or after which Holdings or MANN+HUMMEL shall have the right to terminate the Merger Agreement if the merger has not closed by such date, to August 1, 2016.

Other than as expressly modified pursuant to the First Amendment, the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 17, 2015, remains in full force and effect as originally executed on August 13, 2015. The foregoing description of the First Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the First Amendment, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

The Company herewith files the following document as an exhibit to this report:

Exhibit No.	Description

2.1	First Amendment to Agreement and Plan of Merger, dated as of January 26, 2016, by and among MANN+HUMMEL Holding GmbH, M+H SUB 2015 INC., Affinia Group Holdings Inc. and, collectively, James S. McElya and Joseph A. Onorato.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Affinia Group Intermediate Holdings Inc.

By:	/s/ David E. Sturgess
Name:	David E. Sturgess
Title:	Secretary

Date: January 29, 2016

Exhibit Index

Exhibit No.	Description

2.1	First Amendment to Agreement and Plan of Merger, dated as of January 26, 2016, by and among MANN+HUMMEL Holding GmbH, M+H SUB 2015 INC., Affinia Group Holdings Inc. and, collectively, James S. McElya and Joseph A. Onorato.